Exhibit 99.1

Corporate Overview CapStone Investments Small Cap Investor Conference July 29, 2009

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect LaBarge, Inc.'s operating results. These risks and factors are set forth in documents LaBarge, Inc. files with the Securities and Exchange Commission, specifically in the Company's most recent Annual Report on Form 10-K, and other reports it files from time to time. These forward-looking statements speak only as of the date such statements were made, or as of the date of the report or document in which they are contained, and the Company undertakes no obligation to update such information. Forward-Looking Statements This presentation is dated July 29, 2009.

Excellent long-term growth Five-year CAGR*: Sales = 22%; Earnings = 35% Current factors affecting performance Overall economic weakness Write-off related to customer bankruptcy Improved operating efficiencies Prudent cost reductions Best gross margins in our industry Business generates strong cash flow Recent Highlights * Fiscal years 2003 through 2008

Recent Highlights (cont.) Healthy financial condition Investing in new manufacturing technologies Pensar Electronic Solutions acquisition $45 million financed with senior debt Further diversifies LaBarge's mix of business within commercial and industrial market sectors, including medical Excellent platform for long-term growth

Electronics Manufacturing Services EMS market is estimated at $170 billion* Industry defined by largest EMS companies High volume, highly automated production Lower complexity electronic products LaBarge's focused niche is a differentiator Niche is defined by manufacturing electronics with: High complexity High rate of change Low production volumes Trend toward outsourcing within this niche is in its early stages * Source: Manufacturing Market Insider, December 2008

Value Proposition LaBarge's customers are large, technology-driven companies Leading OEMs in diverse market sectors Customers facing "make versus buy" decision Focusing on own core capabilities Interested in boosting efficiencies and reducing costs

Competitive Advantage - Full-Service Provider Broad-based specialized capabilities Printed circuit card assemblies Interconnect systems Higher-level assemblies Manufacturing capabilities are backed by value-added services, including engineering and design support, prototyping, program management and testing

Established Customer Relationships Industrial Defense Defense Defense and aerospace Government Systems Natural Resources Defense Defense Defense Natural Resources Medical 8 of top 12 customer relationships span more than 10 years Medical

Diverse Markets Defense, 50% Net Sales - $286.4 million (for 12 months ended March 29, 2009) Commercial Aerospace, 5% Other, 5% Defense, 45% Industrial, 19% Natural Resources, 18% Medical, 8%

Internal growth - continuously develop existing operations Maintain strong pipeline of new business opportunities Expand and develop core competencies Acquisitions - identify candidates that: Are compatible with our core electronics manufacturing business Bring new or expanded customer relationships and capabilities Are accretive to our EPS Growth Strategy

Outlook Challenging business environment Fiscal 2009 sales and earnings will be down from prior-year levels Operational initiatives and cost reductions Excellent operational performance Maintaining profitability despite lower sales volume Positive long-term business outlook Diverse market approach Established customer relationships Healthy financial condition Strong pipeline of midterm and longer-term opportunities

Corporate Overview CapStone Investments Small Cap Investor Conference July 29, 2009